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                                  FORM 8-K


                      Securities and Exchange Commission
                            Washington, D.C.  20549



                                CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  February 4, 1998


                          Surety Capital Corporation
          ------------------------------------------------------
          (exact name of registrant as specified in its charter)



    Delaware                 33-1983                75-2065607
---------------            ------------           --------------
(State or other            (Commission            (IRS Employer
jurisdiction of            File Number)           Identification
incorporation)                                        Number)



          1845 Precinct Line Road, Suite 100, Hurst, Texas  76054
          -------------------------------------------------------
                 (address of principal executive offices)



Registrant's telephone number, including area code:  817-498-2749



                               Not applicable
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)

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Item 5.  Other Events


	On February 4, 1998 Surety Capital Corporation (the "Company") announced the results for its year ended December 31, 1997. The net loss for the twelve months ended December 31, 1997 was ($3,476,304), or ($0.58) per diluted share, compared to net income of $1,697,987, or $0.31 per diluted share, for the comparable period in 1996. The net loss for the fourth quarter of 1997 was ($5,007,393), or ($0.84) per diluted share, compared to net income of $564,770, or $0.10 per diluted share, for the fourth quarter of 1996. A copy of the press release is attached hereto as Exhibit 1.

	The net loss in the fourth quarter of 1997 was the result of a decision by the Company's management to charge off certain medical claims receivables and to make provision for other receivables outstanding over 120 days, due to concerns regarding the collect-ibility of such receivables. Management's fourth quarter and year-end evaluations of the Company's medical claims factoring portfolio indicated that as of December 31, 1997 approximately $6,266,711 in medical claims receivables were outstanding over 120 days. As a result, management determined that charge offs of approximately $2,033,587 were warranted in the fourth quarter, as well as a provision for an additional $3,686,409 in such receivables. Manage-ment also determined to write off goodwill of $1,151,111 relating to the medical claims factoring division during the fourth quarter.

	New management of the medical claims factoring division is concentrating its efforts on collecting the current portfolio of outstanding receivables, rather than acquiring receivables from new customers. While the Company's management will vigorously pursue collection of the outstanding receivables of $6,266,711, the Company cannot predict at this time the likely amount of any such recoveries.

	The Company's core business of community banking and insurance premium financing loans remains sound and profitable, and the Company expects that business to continue to expand in the future. The Company's previously announced intention to acquire TexStar National Bank will proceed, subject to the Company obtaining satisfactory financing to consummate the transaction. However, in light of the fourth quarter charge offs and provision for other receivables outstanding over 120 days, the Company withdrew its pending Registra-tion Statement on Form S-1, and will pursue other options for financing the acquisition of TexStar.


Item 7.  Exhibits

	1	Press Release.

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                                 SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SURETY CAPITAL CORPORATION

DATE:  February 9, 1998			/s/ B. J. Curley
                                        ----------------
                                        B. J. Curley, Chief Accounting
                                        Officer